================================================================================


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          THE PROPERTY PORTAL! LIMITED,

                         HOMESEEKERS.COM, INCORPORATED,

                            CYBER EXPOSURES LIMITED,

                          DENWELL ENTERPRISES LIMITED,

                        GALAXY LUCK ENTERPRISES LIMITED,

                   WIRED TECHNOLOGY CONSULTANTS GROUP LIMITED,

                                UNICROWN LIMITED,

                                       AND

                                 NEWSINO LIMITED

                                   DATED AS OF
                                  MAY 16, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I

PURCHASE AND SALE OF COMMON STOCK................................................................................1
---------------------------------

Section 1.01      Sale and Issuance of Common Stock; Issuance of Warrants........................................1
                  -------------------------------------------------------
Section 1.02      Closing and Delivery...........................................................................2
                  --------------------

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................................2
---------------------------------------------

Section 2.01      Organization; Good Standing, Qualification.....................................................2
                  ------------------------------------------
Section 2.02      Authorization..................................................................................3
                  -------------
Section 2.03      Valid Issuance of Common Stock.................................................................3
                  ------------------------------
Section 2.04      Government Consents............................................................................3
                  -------------------
Section 2.05      Capitalization and Voting Rights...............................................................4
                  --------------------------------
Section 2.06      Subsidiaries...................................................................................4
                  ------------
Section 2.07      Contracts and Other Commitments................................................................4
                  -------------------------------
Section 2.08      Related-Party Transactions.....................................................................5
                  --------------------------
Section 2.09      Permits........................................................................................6
                  -------
Section 2.10      Compliance with Other Instruments..............................................................6
                  ---------------------------------
Section 2.11      Litigation.....................................................................................6
                  ----------
Section 2.12      Disclosure.....................................................................................7
                  ----------
Section 2.13      Offering.......................................................................................7
                  --------
Section 2.14      Title to Property and Assets; Leases...........................................................7
                  ------------------------------------
Section 2.15      Material Liabilities...........................................................................7
                  --------------------
Section 2.16      Changes........................................................................................7
                  -------
Section 2.17      Patents, Trademarks, Domain Names and Websites.................................................7
                  ----------------------------------------------
Section 2.18      Employees; Employee Compensation...............................................................8
                  --------------------------------
Section 2.19      Tax Returns, Payments..........................................................................8
                  ---------------------
Section 2.20      Regulation S...................................................................................9
                  ------------
Section 2.21      Receipt of Information.........................................................................9
                  ----------------------
Section 2.22      Investment Purpose.............................................................................9
                  ------------------
Section 2.23      Reliance on Exemptions.........................................................................9
                  ----------------------
Section 2.24      Suitability and Sophistication.................................................................9
                  ------------------------------
Section 2.25      Governmental Review...........................................................................10
                  -------------------
Section 2.26      Transfer or Resale............................................................................10
                  ------------------
Section 2.27      Legends.......................................................................................10
                  -------
Section 2.28      Hart-Scott-Rodino Act.........................................................................11
                  ---------------------

                                       i

                                   ARTICLE IIA

REPRESENTATIONS AND WARRANTIES OF EXISTING SHAREHOLDERS.........................................................11
-------------------------------------------------------

Section 2A.01     Authorization.................................................................................11
                  -------------
Section 2A.05     Investment Purpose............................................................................12
                  ------------------
Section 2A.06     Reliance on Exemptions........................................................................12
                  ----------------------
Section 2A.07     Suitability and Sophistication................................................................13
                  ------------------------------
Section 2A.08     Governmental Review...........................................................................13
                  -------------------
Section 2A.09     Transfer or Resale............................................................................13
                  ------------------
Section 2A.10     Legends.......................................................................................13
                  -------
Section 2A.11     Hart-Scott-Rodino Act.........................................................................15
                  ---------------------


                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR..................................................................15
----------------------------------------------

Section 3.01      Organization; Good Standing, Qualification....................................................15
                  ------------------------------------------
Section 3.02      Authorization.................................................................................15
                  -------------
Section 3.03      Valid Issuance of Common Stock................................................................15
                  ------------------------------
Section 3.04      Governmental Consents.........................................................................16
                  ---------------------
Section 3.05      Capitalization and Voting Rights..............................................................16
                  --------------------------------
Section 3.06      Subsidiaries..................................................................................16
                  ------------
Section 3.07      Contracts and Other Commitments...............................................................16
                  -------------------------------
Section 3.08      Related-Party Transactions....................................................................17
                  --------------------------
Section 3.09      Permits.......................................................................................18
                  -------
Section 3.10      Compliance with Other Instruments.............................................................18
                  ---------------------------------
Section 3.11      Litigation....................................................................................18
                  ----------
Section 3.12      Disclosure....................................................................................19
                  ----------
Section 3.13      Title to Property and Assets; Leases..........................................................19
                  ------------------------------------
Section 3.14      Material Liabilities..........................................................................19
                  --------------------
Section 3.15      Changes.......................................................................................20
                  -------
Section 3.16      Patents, Trademarks, Domain Names and Websites................................................20
                  ----------------------------------------------
Section 3.17      Employees; Employee Compensation..............................................................20
                  --------------------------------
Section 3.18      Tax Returns, Payments, and Elections..........................................................21
                  ------------------------------------
Section 3.19      Receipt of Information........................................................................21
                  ----------------------
Section 3.20      Investment Purpose............................................................................21
                  ------------------
Section 3.21      Accredited Investor Status....................................................................22
                  --------------------------
Section 3.22      Reliance on Exemptions........................................................................22
                  ----------------------
Section 3.23      Suitability and Sophistication................................................................22
                  ------------------------------
Section 3.24      Governmental Review...........................................................................22
                  -------------------
Section 3.25      Transfer or Resale............................................................................22
                  ------------------
Section 3.26      Legends.......................................................................................22
                  -------
Section 3.27      Public Sale...................................................................................23
                  -----------

                                       ii

                                   ARTICLE IV

COVENANTS OF THE INVESTOR.......................................................................................24
-------------------------

Section 4.01      New Registration Statement....................................................................24
                  --------------------------
Section 4.02      Registration Expenses.........................................................................26
                  ---------------------
Section 4.03      Indemnification...............................................................................26
                  ---------------
Section 4.04      Amendment and Waiver..........................................................................28
                  --------------------
Section 4.05      Reconveyance of Company Property Listings.....................................................28
                  -----------------------------------------


                                    ARTICLE V

CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.................................................................29
-----------------------------------------------

Section 5.01      Board of Directors............................................................................29
                  ------------------
Section 5.02      Opinion of Company Counsel....................................................................29
                  --------------------------
Section 5.03      Shareholders Agreement........................................................................29
                  ----------------------
Section 5.04      Licensing Agreement...........................................................................29
                  -------------------


                                   ARTICLE VI

CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING..............................................................29
--------------------------------------------------

Section 6.01      Opinion of Investor's Counsel.................................................................29
                  -----------------------------
Section 6.02      Shareholders Agreement........................................................................29
                  ----------------------
Section 6.03      Licensing Agreement...........................................................................29
                  -------------------
Section 6.04      Warrants......................................................................................29
                  --------


                                   ARTICLE VII

MISCELLANEOUS...................................................................................................30
-------------

Section 7.01      Entire Agreement..............................................................................30
                  ----------------
Section 7.02      Survival......................................................................................30
                  --------
Section 7.03      Successors and Assigns; Assignment............................................................30
                  ----------------------------------
Section 7.04      Governing Law.................................................................................30
                  -------------
Section 7.05      Counterparts..................................................................................31
                  ------------
Section 7.06      Titles and subtitles..........................................................................31
                  --------------------
Section 7.07      Notices.......................................................................................31
                  -------
Section 7.08      Finder's Fees.................................................................................31
                  -------------
Section 7.09      Expenses......................................................................................31
                  --------
Section 7.10      Attorneys' Fees...............................................................................31
                  ---------------
Section 7.11      Amendments and Waivers........................................................................31
                  ----------------------
Section 7.12      Severability..................................................................................32
                  ------------


                          THE PROPERTY PORTAL! LIMITED

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "Agreement") is made as of this 16th day of May, 2000, by and between (i) the property portal! Limited, a corporation incorporated under the laws of Hong Kong with its registered address at 4th Floor, Onfem Tower, 29 Wyndham Street, Central, Hong Kong, particulars of which are set out in Schedule 1 hereto (the "Company"), (ii) HomeSeekers.com, Incorporated, a company incorporated under the laws of the State of Nevada in the United States of America with its registered address at 6490 South McCarran Boulevard, Suite D-28, Reno, Nevada 89509, the United States of America, particulars of which are set out in Schedule 2 hereto (the "Investor") and (iii) the existing shareholders of the Company (the "Existing Shareholders"), namely,
(A) Cyber Exposures Limited, a company incorporated under the laws of the British Virgin Islands, whose registered office is at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands ("CEL"); (B) Denwell Enterprises Limited, a company incorporated under the laws of the British Virgin Islands whose registered office is at the offices of Ansbacher (BVI) Limited of International Trust Building, P.O. Box 659, Road Town, Tortola, British Virgin Islands ("Denwell"); (C) Galaxy Luck Enterprises Limited, a company incorporated under the laws of the Hong Kong SAR whose registered office is at 7A Times Tower, 393 Jaffe Road, Wanchai, Hong Kong ("Galaxy"); (D) Wired Technology Consultants Group Limited, a company incorporated under the laws of the Hong Kong SAR whose registered office is at 7th Floor, Times Tower, 393 Jaffe Road, Wanchai, Hong Kong ("WTCG"); (E) Unicrown Limited, a company incorporated under the laws of the British Virgin Islands whose registered office is at Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands ("Unicrown"); and (F) Newsino Limited, a company incorporated under the laws of the British Virgin Islands whose registered office is at Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands ("Newsino").

         In consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK
                        ---------------------------------

         Section 1.01   Sale and Issuance of Common Stock; Issuance of Warrants.
                        -------------------------------------------------------

                  (a) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, at the Closing 1,613,000 shares (the "Shares") of the Company's ordinary shares, HK$1.00 par value per share (the "Common Stock"), for a total consideration to the Company of 1,638,750 shares (the "Consideration Shares") of the Investor's common stock, US$0.001 par value per share (the "Investor Common Stock"), which represents an agreed upon purchase price per share of Investor Common Stock of US$8.00.

                  (b) Subject to the terms and conditions of this Agreement, the Investor agrees to issue to the Existing Shareholders warrants to purchase 1,000,000 shares of the Investor Common Stock (the "Warrants"), exercisable at a price of US$7.00 per share with such other terms and conditions as set forth in the form of Warrant attached hereto as Exhibit A, to be distributed among the Existing Shareholders in accordance with Schedule 3 hereto in consideration of the Existing Shareholders execution and delivery of this Agreement and the applicable Ancillary Agreements (as defined below).

         Section 1.02        Closing and Delivery.
                             --------------------

                  (a) Closing. The purchase and sale of the Shares shall take place at the offices of Kenneth C.C. Man & Co., Suite 1105, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, at 10:00 a.m., local time, on May 19, 2000, or at such other time and place as the Company and the Investor shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

                  (b) Delivery. At the Closing, the Company shall deliver to the Investor a certificate representing the Shares that the Investor is purchasing against delivery by the Investor of (i) a certificate representing the Consideration Shares to the Company and (ii) a Warrant to each Existing Shareholder to purchase the number of shares of Investor Common Stock as set forth opposite the name of such Existing Shareholder in Schedule 3 hereto, or such other form of payment as shall be mutually agreed upon by the Investor, the Existing Shareholders and the Company.

                  (c) Concurrent or Subsequent Sale of Common Stock. The Investor acknowledges that the Existing Shareholders may sell up to 1,066,667 shares of the Common Stock to AWT Holdings Company Limited or its nominee, or such other investors as the Existing Shareholders shall select (the "Additional Investors"), free from any restrictions of transfer or preemptive rights as may be set forth in the Shareholders Agreement (as defined below) or other Ancillary Agreements (as defined below), provided that such sale or sales are consummated no later than July 31, 2000. The Company and the Existing Shareholders agree to cause any such Additional Investor to become a party to the Shareholders Agreement by executing a counterpart signature page to such agreement or a deed of adherence to such agreement whereupon such Additional Investor shall have the rights and obligations thereunder.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to the Investor that as of the date of this Agreement, except as set forth in the Disclosure Letter furnished to the Investor, specifically identifying the principal relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         Section 2.01 Organization; Good Standing, Qualification. The Company is a corporation duly organized and validly existing under the laws of Hong Kong, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and the Shareholders Agreement, to be dated the date of the Closing, between the Company, the Investor and the Existing Shareholders, substantially in the form attached hereto as Exhibit B (the "Shareholders Agreement"), and the Licensing Agreement, to be dated the date of the Closing, between the Company and the Investor, substantially in the form attached hereto as Exhibit C (the "Licensing Agreement", together with the Shareholders Agreement being collectively referred to herein as the "Ancillary Agreements"), to issue and sell the Shares, and to carry out the provisions of this Agreement and the Ancillary Agreements. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business where the failure so to qualify would have a material adverse effect on its business, properties or financial condition (a "Company Material Adverse Effect").

         Section 2.02 Authorization. Except such filings as have been made prior to the closing, or such post-closing filings as may be required under the applicable companies or securities law, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Ancillary Agreements may be limited by applicable laws.

         Section 2.03 Valid Issuance of Common Stock. The Shares that are being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Articles of Association of the Company, this Agreement and the Ancillary Agreements and under applicable companies or securities laws.

         Section 2.04 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental or regulatory authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement and the Ancillary Agreements, or the offer, sale or issuance of the Shares by the Company except such filings as have been made prior to the closing, or such post-closing filings as may be required under the applicable companies or securities law. The Company has not offered the Shares or any substantially similar securities of the Company for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any person other than the Investor and any Additional Investor referred to in to in Section 1.02(c) above, and the Company will not take any action that will cause the issuance and delivery of the Shares as contemplated hereby to constitute a violation of any applicable securities laws and the Securities Act of 1933, as amended (the "Securities Act").

         Section 2.05 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist, assuming the sale of the Common Stock by the Existing Shareholders to the Additional Investor has not occurred, immediately prior to the Closing, of:

                  (a) Ten million (10,000,000) shares of Common Stock, HK$1.00 par value per share, of which five million three hundred and thirty-three thousand three hundred and thirty-three (5,333,333) shares are issued and outstanding.

                  (b) The outstanding shares of Common Stock are owned by the Existing Shareholders as specified in Schedule 1 hereto.

                  (c) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued pursuant to valid exemptions from the registration or qualification provisions of the Securities Act and any relevant state securities laws.

                  (d) Except for currently outstanding options to purchase Common Stock granted to each of (i) CEL, pursuant to two Option Agreements both dated 14th February 2000 between the Company and CEL, (ii) Johnson Chen, a director of the Company, pursuant to the Option Deed dated 14th February 2000 between the Company and Johnson Chen, (iii) Lui Wai Fun Jennifer, a director of the Company, pursuant to the Option Deed dated 14th February 2000 between the Company and Liu Wai Fun Jennifer, (iv) Kong Fung, pursuant to the Employee Option dated 14th February 2000 between the Company and Kong Fung, (v) Kong Ngon Luk Stanley, pursuant to the Option Agreement dated 16 May 2000 between the Company and Kong Ngon Luk Stanley, (iv) Ying Wai, pursuant to the Option Agreement dated 16 May 2000 between the Company and Ying Wai, (vii) Sze Chi Hong, pursuant to the Employment Contract dated 1st February 2000 between the Company and Sze Chi Hung, (viii) Clarence Chan Kai-Yan, pursuant to the Employment Contract dated 28th March 2000 between the Company and Clarence Chan Kai-Yan, (ix) Kenneth Mui, pursuant to the Employment Contract dated 1st April 2000 between the Company and Kenneth Mui, and (x) Eddie Lui Sai Kit, pursuant to the Employment Contract dated 17th April 2000 between the Company the Eddie Lui Sai Kit, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

         Section 2.06 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

         Section 2.07 Contracts and Other Commitments. (a) There are no material contracts, obligations, agreements, arrangements or concert practices involving the Company, and no practices in which the Company is engaged, which are void, illegal, unenforceable, registrable or notifiable due to any contravention of any applicable fair trading or anti-trust legislation or regulations, nor has the Company received any threat, complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

         (b) With respect to each material contract, commitment, arrangement, understanding, tender and bid involving the Company:

         (i) the Company has obtained all approvals and consents necessary for the validity and enforceability thereof, and the Company has duly performed and complied in all material respects with each of its obligations thereunder;

         (ii) the Company is under no obligation which cannot be readily fulfilled, performed or discharged by the Company on time and without undue or unusual expenditure, effort or loss;

         (iii) there are no known grounds for, and the Company has not received any notice of, rescission, avoidance, repudiation or termination; and

         (iv)     none of the other parties thereto is in default thereunder.

         (c) There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of the Company to any directors or shareholders of the Company) and no person has given any guarantee of or security for any liability of the Company.

         (d) To the knowledge of the Company, the Company is not the subject of any official investigation or inquiry and there are no facts which are likely to give rise to any such investigation or inquiry.

         (e) The Company has security procedures in place designed to prevent unauthorized access, amendment or damage to the Company's data or the data of third parties held, recorded, stored, maintained or operated by the Company or on behalf of the Company by any third party as part of the Company's Web site(s).

         (f) No act or transaction has been effected by or on behalf of the Company involving the making or authorizing of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or her or its official capacity in order to obtain business, retain business or direct business to the Company or any other person or firm.

         Section 2.08 Related-Party Transactions. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except for the management service agreement entered into in June 1999 between Galaxy and the Company which has expired, and the agreement dated November 24, 1999 between the Company and WTCG, to the best of the Company's knowledge, no officer, director, or stockholder or any member of their immediate families has been or is currently, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

         Section 2.09 Permits. To the best knowledge of the Company, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Company Material Adverse Effect, and the Company believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         Section 2.10 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its organizational documents or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

         Section 2.11 Litigation. Except for the claims disclosed in the Disclosure Letter, there is no action, suit, proceeding, or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to result, either individually or in the aggregate, in any Company Material Adverse Effect, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.

         Section 2.12 Disclosure. The Company has provided the Investor with all the material information reasonably available to it without undue expense that the Investor has requested for deciding whether to purchase the Shares. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         Section 2.13 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         Section 2.14 Title to Property and Assets; Leases. The Company does not own any real property. With respect to the property and assets it leases, except
(i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

         Section 2.15 Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with the requirements of Hong Kong law and generally accepted accounting principles.

         Section 2.16 Changes. To the best of the Company's knowledge, since January 31, 2000, there has not been any event or condition of any type that has caused a Company Material Adverse Effect.

         Section 2.17 Patents, Trademarks, Domain Names and Websites. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not currently believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. To the best of the Company's knowledge, all of the domain names used by the Company in its business have been duly registered are current, active and fully paid, and the Company is the sole and exclusive owner of and possesses all rights necessary to use such domain names. To the best of the Company's knowledge, the Company has the sole and exclusive right to operate the Websites used in the Company's business (the "Company Websites") and to reproduce, use, perform, operate, market, develop, sell, license, display, distribute, publish, transmit and create derivative works of all information, content and software available at the Company Websites.

         Section 2.18 Employees; Employee Compensation. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with the Sex Discrimination Ordinance, the Disability Discrimination Ordinance, the Family Status Discrimination Ordinance or any other laws conferring protection against discrimination, harassment, victimization or vilification by reason of age, gender, family circumstances, race, religion or disability. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

         Section 2.19 Tax Returns, Payments. The requirement for the Company to file any material tax returns and reports as required by law has not arisen. None of the Company's material income have ever been audited by governmental authorities. Since the date of its incorporation, the Company has made adequate provisions on its books of account for all material taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period.

         Section 2.20 Regulation S. The Company (a) is not a U.S. person within the meaning of Regulation S promulgated under the Securities Act ("Regulation S") and is not acquiring the Consideration Shares for the account or benefit of any U.S. person and (b) was outside the United States at the time the buy order for the Consideration Shares was initiated.

         Section 2.21 Receipt of Information. The Company believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Consideration Shares. The Company further represents that it has had an opportunity to ask questions and receive answers from the Investor regarding the terms and conditions of the offering of the Consideration Shares and the business, properties, prospects, and financial condition of the Investor and to obtain additional information (to the extent the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Company or to which the Company had access. The foregoing, however, does not limit or modify the representations and warranties of the Investor in Article III of this Agreement or the right of the Company to rely thereon.

         Section 2.22 Investment Purpose. The Company is acquiring the Consideration Shares for its own account for investment purposes only and not with the view to, or for resale in connection with, the public sale or distribution thereof, except (i) in compliance with the Securities Act and (ii) that disposition of the Consideration Shares shall at all times be within the Company's control. The Company understands that it must bear the economic risk of the investment in the Consideration Shares indefinitely, unless any such securities are registered pursuant to the Securities Act and any other applicable securities or blue sky laws or an exemption from such registration is available, and that the Investor has no present intention of registering any such securities other than as contemplated by Article IV. Notwithstanding anything in this Section 2.22 to the contrary, by making the representations herein, the Company does not agree to hold any such securities for any minimum or other specific term and reserve the right to dispose of any such securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Company shall at no time sell, in any one trading day, an aggregate amount of the Consideration Shares that exceeds 25% of the volume of the shares of Investor Common Stock traded on the previous trading day.

         Section 2.23 Reliance on Exemptions. The Company understands that the Consideration Shares are being offered and sold to the Company in reliance upon the exemption from the registration requirements of United States federal securities laws provided by Regulation S and that the Investor is relying upon the truth and accuracy of, and the Company's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to acquire the Consideration Shares.

         Section 2.24 Suitability and Sophistication. (i) The Company has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Consideration Shares; (ii) the Company has been furnished all materials relating to the offer and sale of the Consideration Shares that have been specifically requested by the Company; (iii) the Company has been afforded the opportunity to ask questions of the Investor's management and such questions have been answered to its satisfaction; (iv) the Company has independently evaluated the risks and merits of purchasing the Consideration

Shares; and (v) the Company has sufficient funds to bear the loss of its entire investment in the Consideration Shares.

         Section 2.25 Governmental Review. The Company understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Consideration Shares.

         Section 2.26 Transfer or Resale. The Company understands that (i) except as provided in Article IV, the Consideration Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred or sold except (A) in accordance with Regulation S or (B) unless (1) subsequently registered thereunder, (2) the Company shall have delivered to the Investor an opinion of counsel to the Company (which opinion shall be reasonably satisfactory in form, substance and state that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration), or (3) sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); and (ii) neither the Investor nor any other person is under any obligation to register such Consideration Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to Article IV). The Company agrees not to engage in hedging transactions with regard to such Consideration Shares unless in compliance with the Securities Act. Notwithstanding anything to the contrary contained in this
Article II, the Company understands that the Investor shall refuse to register any transfer of the Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

         Section 2.27 Legends. The Company understands that the Consideration Shares and, until such time as any such securities have been registered under the Securities Act as contemplated by Article IV or otherwise may be sold by the Company under Rule 144 the certificates for any such securities, will bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (A) IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT ("REGULATION S") OR (B) PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR
                  (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL

                  REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         The legend set forth above shall be removed and the Investor shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such security is registered under the Securities Act, (ii) such holder provides the Investor with an opinion of counsel reasonably satisfactory in form, substance and scope stating that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Investor with reasonable assurances that such security can be sold under Rule 144. The Company agrees to sell all securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any security and thereafter the effectiveness of a registration statement covering such security is suspended or the Investor determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the Company, the Investor may require that the above legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Company shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such security may be sold pursuant to an effective registration statement or under Rule 144.

         Section 2.28 Hart-Scott-Rodino Act. The Company is not controlled by any other person or persons within the meaning of the rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and the Company had less than US$10,000,000 of annual net sales on its latest annual income statement and less than US$10,000,000 in total assets as shown on its most recent regularly prepared balance sheet.

                                   ARTICLE IIA

             REPRESENTATIONS AND WARRANTIES OF EXISTING SHAREHOLDERS
             -------------------------------------------------------

         Each of the Existing Shareholders hereby individually and for themselves only severally (and not jointly and severally) represents and warrants to the Investor that as of the date of this Agreement:

         Section 2A.01 Authorization. All corporate action on the part of such Existing Shareholder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, and the performance of all obligations of such Existing Shareholder hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, when executed and delivered, will constitute valid and legally binding obligations of such Existing Shareholder, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Ancillary Agreements may be limited by applicable laws.

         Section 2A.02 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required on the part of such Existing Shareholder in connection with such Existing Shareholder's valid execution, delivery, or performance of this Agreement and the Ancillary Agreements, or the offer, sale or issuance of the Shares by such Existing Shareholder, except such filings as have been made prior to the closing, or such post-closing filings as may be required under the applicable companies or securities law.

         Section 2A.03 Regulation S. Such Existing Shareholder (a) is not a U.S. person (within the meaning of Regulation S) and is not acquiring the Warrants for the account or benefit of any U.S. person and (b) was outside the United States at the time the buy order for the Warrants was initiated.

         Section 2A.04 Receipt of Information. Such Existing Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrants. Such Existing Shareholder further represents that it has had an opportunity to ask questions and receive answers from the Investor regarding the terms and conditions of the offering of the Warrants and the business, properties, prospects, and financial condition of the Investor and to obtain additional information (to the extent the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Existing Shareholder or to which such Existing Shareholder had access. The foregoing, however, does not limit or modify the representations and warranties of the Investor in Article III of this Agreement or the right of such Existing Shareholder to rely thereon.

         Section 2A.05 Investment Purpose. Such Existing Shareholder is acquiring the Warrant being issued to it for its own account for investment purposes only and not with the view to, or for resale in connection with, the public sale or distribution thereof, except (i) in compliance with the Securities Act and (ii) that disposition of such Warrant shall at all times be within such Existing Shareholder's control. Such Existing Shareholder understands that it must bear the economic risk of the investment in the such Warrant indefinitely, unless any such securities are registered pursuant to the Securities Act and any other applicable securities or blue sky laws or an exemption from such registration is available, and that the Investor has no present intention of registering any such securities other than as contemplated by Article IV. Notwithstanding anything in this Section 2A.05 to the contrary, by making the representations herein, such Existing Shareholder does not agree to hold any such securities for any minimum or other specific term and reserve the right to dispose of any such securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         Section 2A.06 Reliance on Exemptions. Such Existing Shareholder understands that the Warrants are being offered and sold to such Existing Shareholder and the other Existing

Shareholders in reliance upon the exemption from the registration requirements of United States federal securities laws provided by Regulation S and that the Investor is relying upon the truth and accuracy of, and the Existing Shareholders' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Existing Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Existing Shareholders to acquire the Warrants.

         Section 2A.07 Suitability and Sophistication. (i) Such Existing Shareholder has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Warrants; (ii) such Existing Shareholder has been furnished all materials relating to the offer and sale of the Warrants that have been specifically requested by such Existing Shareholder; (iii) such Existing Shareholder has been afforded the opportunity to ask questions of the Investor's management and such questions have been answered to its satisfaction; (iv) such Existing Shareholder has independently evaluated the risks and merits of purchasing the Warrants; and (v) such Existing Shareholder has sufficient funds to bear the loss of its entire investment in any Investor Common Stock or any other securities issued upon exercise of the Warrants.

         Section 2A.08 Governmental Review. Such Existing Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrants.

         Section 2A.09 Transfer or Resale. Such Existing Shareholder understands that (i) the Warrant to be issued to it has not been and is not being registered under the Securities Act or any state securities laws, and may not be transferred or sold except (A) in accordance with Regulation S or (B) unless (1) subsequently registered thereunder, (2) such Existing Shareholder shall have delivered to the Investor an opinion of counsel to such Existing Shareholder (which opinion shall be reasonably satisfactory in form, substance and state that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration), or (3) sold under Rule 144; and (ii) neither the Investor nor any other person is under any obligation to register such Warrant under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that the shares of Investor Common Stock issuable upon exercise of the Warrants shall have certain registration rights pursuant to Article IV of this Agreement. Such Existing Shareholder also agrees not to engage in hedging transactions with regard to such Warrants unless in compliance with the Securities Act. Notwithstanding anything to the contrary contained in this
Article IIA, such Existing Shareholder understands that the Investor shall refuse to register any transfer of the Warrants not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

         Section 2A.10 Legends. Such Existing Shareholder understands that the Warrants being issued to it, any securities issuable upon any exercise of the Warrants and, until such time as any such securities have been registered under the Securities Act as contemplated by Article IV or otherwise may be sold by such Existing Shareholder under Rule 144 the certificates for any such securities, will bear a restrictive legend in substantially the following form:

                  THESE SECURITIES AND THE SECURITIES TO BE ISSUED UPON ANY EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (A) IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT ("REGULATION S") OR (B) PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR
                  (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. IN ADDITION, SUCH SECURITIES MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (WITHIN THE MEANING OF REGULATION S) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         The legend set forth above shall be removed and the Investor shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such security is registered under the Securities Act, (ii) such holder provides the Investor with an opinion of counsel reasonably satisfactory in form, substance and scope stating that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Investor with reasonable assurances that such security can be sold under Rule 144. Such Existing Shareholder agrees to sell all securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any security and thereafter the effectiveness of a registration statement covering such security is suspended or the Investor determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to such Existing Shareholder, the Investor may require that the above legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Existing Shareholder shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such security may be sold pursuant to an effective registration statement or under Rule 144.

         Section 2A.11 Hart-Scott-Rodino Act. Upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, none of the Existing Shareholders, nor any ultimate parent entity of any of the Existing Shareholders within the meaning of the rules promulgated under the HSR Act, will hold US$15,000,000 or more of the assets of the Investor and Investor Common Stock.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
                 ----------------------------------------------

         The Investor hereby represents and warrants to the Company and the Existing Shareholders that as of the date of this Agreement, except as set forth on a Schedule of Exceptions furnished to the Company and the Existing Shareholders, specifically identifying the principal relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         Section 3.01 Organization; Good Standing, Qualification. The Investor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and the Ancillary Agreements, to issue and sell the Consideration Shares, and to grant and execute the Warrants, and to carry out the provisions of this Agreement and the Ancillary Agreements. The Investor is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business where the failure so to qualify would have a material adverse effect on its business, properties, or financial condition (an "Investor Material Adverse Effect").

         Section 3.02 Authorization. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Investor hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale and delivery of the Consideration Shares and the Warrants being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Ancillary Agreements may be limited by applicable laws.

         Section 3.03 Valid Issuance of Common Stock. The Consideration Shares that are being purchased by the Company hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable securities laws.

         Section 3.04 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental or regulatory authority is required on the part of the Investor in connection with the Investor's valid execution, delivery, or performance of this Agreement and the Ancillary Agreements, or the offer, sale or issuance of the Consideration Shares and the Warrants by the Investor, except such filings as have been made prior to the Closing, or such post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor. The Investor will not take any action that will cause the issuance and delivery of the Consideration Shares or the Warrants as contemplated hereby to constitute a violation of the Securities Act.

         Section 3.05 Capitalization and Voting Rights. (a) The authorized capital of the Investor consists, or will consist immediately prior to the Closing, of 50,000,000 shares of Investor Common Stock, 5,000,000 shares of Class A Preferred Stock, par value $.001 per share (the "Investor Class A Preferred Stock"), and 200,000 shares of Class B Preferred Stock, par value $10.00 per share (the "Investor Class B Preferred Stock").

         (b) The beneficial owners of more than 5% of the outstanding shares of the Investor Common Stock are owned by the entities with their shareholdings specified in Schedule 2 hereto.

         (c) The outstanding shares of Investor Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

         (d) As of May 8, 2000, 18,449,432 shares of Investor Common Stock and no shares of Investor Class A Preferred Stock or Investor Class B Preferred Stock were issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Investor of any of its securities. The Investor is not a party or subject to any agreement or understanding, and, to the best of the Investor's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Investor.

         Section 3.06 Subsidiaries. The Investor does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Investor is not a participant in any joint venture, partnership, or similar arrangement.

         Section 3.07 Contracts and Other Commitments. (a) There are no material contracts, obligations, agreements, arrangements or concert practices involving the Investor, and no practices in which the Investor is engaged, which are void, illegal, unenforceable, registrable or notifiable due to any contravention of any fair trading or anti-trust legislation or regulations applicable to the Investor, nor has the Investor received any threat, complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

         (b) With respect to each material contract, commitment, arrangement, understanding, tender and bid involving the Investor required to be filed by the Investor with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 1999 (collectively, the "SEC Reports"):

         (i) the Investor has so filed such contract, commitment, arrangement, understanding, tender or bid with the Commission;

         (ii) the Investor has obtained all approvals and consents necessary for the validity and enforceability thereof, and the Investor has duly performed and complied in all material respects with each of its obligations thereunder;

         (ii) the Investor is under no obligation which cannot be readily fulfilled, performed or discharged by the Investor on time and without undue or unusual expenditure, effort or loss;

         (iii) there are no known grounds for, and the Investor has not received any notice of, rescission, avoidance, repudiation or termination; and

         (iv)     none of the other parties thereto is in default thereunder.

         (c) Except as disclosed in the SEC Reports, there are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Investor (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of the Investor to any directors or shareholders of the Investor) and no person has given any guarantee of or security for any liability of the Investor.

         (d) To the knowledge of the Investor, the Investor is not the subject of any official investigation or inquiry.

         (e) The Investor has security procedures in place designed to prevent unauthorized access, amendment or damage to the Investor's data or the data of third parties held, recorded, stored, maintained or operated by the Investor or on behalf of the Investor by any third party.

         (f) To the best knowledge of the Investor, no act or transaction has been effected by or on behalf of the Investor involving the making or authorizing of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or her or its official capacity in order to obtain business, retain business or direct business to the Investor or any other person or firm.

         Section 3.08 Related-Party Transactions. Except as disclosed in the SEC Reports or the Schedule of Exceptions, no employee, officer, stockholder or director of the Investor or member of his or her immediate family is indebted to the Investor, nor is the Investor indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Investor, and
(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Investor). Except as disclosed in the SEC Reports or the Schedule of Exceptions, to the best of the Investor's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Investor is affiliated or with which the Investor has a business relationship, or any firm or corporation that competes with the Investor, except that employees, stockholders, officers, or directors of the Investor and members of their immediate families may own stock in publicly traded companies that may compete with the Investor. To the best of the Investor's knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Investor (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Investor).

         Section 3.09 Permits. To the best knowledge of the Investor, the Investor has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have an Investor Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Investor is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         Section 3.10 Compliance with Other Instruments. The Investor is not in violation or default in any material respect of any provision of its certificate of incorporation or by-laws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Investor. The execution, delivery, and performance by the Investor of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Investor or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Investor, its business or operations, or any of its assets or properties.

         Section 3.11 Litigation. Except as disclosed in the SEC Reports or the Schedule of Exceptions, there is no action, suit, proceeding, or investigation pending or, to the Investor's knowledge, currently threatened against the Investor that questions the validity of this Agreement, the Ancillary Agreements or the right of the Investor to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to result, either individually or in the aggregate, in any Investor Material Adverse Effect, or in any material change in the current equity ownership of the Investor. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Investor's employees, their use in connection with the Investor's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Investor with potential backers of, or investors in, the Investor or its proposed business. The Investor is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.

         Section 3.12 Disclosure. The Investor has provided the Company and the Existing Shareholders with all the material information reasonably available to it without undue expense that the Company and the Existing Shareholders have requested for deciding whether to purchase the Consideration Shares and the Warrants. Each SEC Report, as of its date, did not and this Agreement, including the Schedule of Exceptions, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein or herein not misleading.

         Section 3.13 Title to Property and Assets; Leases. Except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims, and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(iv) above.

         Section 3.14 Material Liabilities. The Investor has delivered to the Company and each Existing Shareholder its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at June 30, 1999 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) as at, and for the six-month period ended December 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States generally accepted accounting principles.

         Section 3.15 Changes. To the best of the Investor's knowledge, since the date of the last audited Financial Statements delivered to the Company and the Existing Shareholders, there has not been any event or condition of any type that has caused an Investor Material Adverse Effect.

         Section 3.16 Patents, Trademarks, Domain Names and Websites. To the best of its knowledge (but without having conducted any special investigation or patent search), the Investor owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Investor. The Investor has not received any communications alleging that the Investor has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Investor is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Investor or that would conflict with the Investor's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Investor's business by the employees of the Investor, nor the conduct of the Investor's business as proposed, will, to the best of the Investor's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Investor does not currently believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Investor. To the best of the Investor's knowledge, all of the domain names used by the Investor in its business have been duly registered, are current, active and fully paid, and the Investor is the sole and exclusive owner of and possesses all rights necessary to use such domain names. To the best of the Investor's knowledge, the Investor has the sole and exclusive right to operate the Websites used in the Investor's business (the "Investor Websites") and to reproduce, use, perform, operate, market, develop, sell, license, display, distribute, publish, transmit and create derivative works of all information, content and software available at the Investor Websites.

         Section 3.17 Employees; Employee Compensation. To the best of the Investor's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Investor's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Investor has complied in all material respects with all applicable equal opportunity and other laws related to employment. To the best of the Investor's knowledge, no employee of the Investor is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Investor, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Investor or to the use by the employee of his or her best efforts with respect to such business. The Investor is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Investor, nor does the Investor have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Investor is terminable at the will of the Investor.

         Section 3.18 Tax Returns, Payments, and Elections. The Investor has timely filed all material tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Investor has paid all material taxes and other assessments due, except those contested by it in good faith. The Investor has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an Investor Material Adverse Effect. The Investor has never had any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Investor's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of its incorporation, the Investor has made adequate provisions on its books of account for all material taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Investor has withheld or collected from each payment made to each of its employees, the amount of all material taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

         Section 3.19 Receipt of Information. The Investor believes it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

         Section 3.20 Investment Purpose. The Investor is purchasing the Shares for the Investor's own account for investment purposes only and not with the view to, or for resale in connection with, the public sale or distribution thereof, except (i) in compliance with the Securities Act and (ii) that disposition of the Shares shall at all times be within the Investor's control. The Investor understands that the Investor must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any other applicable securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Shares other than as contemplated by the Shareholders Agreement. Notwithstanding anything in this Section t) to the contrary, by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         Section 3.21 Accredited Investor Status. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         Section 3.22 Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

         Section 3.23 Suitability and Sophistication. (i) The Investor has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares; (ii) the Investor has been furnished all materials relating to the offer and sale of the Shares that have been specifically requested by the Investor; (iii) the Investor has been afforded the opportunity to ask questions of the Company's management and such questions have been answered to its satisfaction; (iv) the Investor has independently evaluated the risks and merits of purchasing the Shares; and (v) the Investor has sufficient funds to bear the loss of its entire investment in the Shares.

         Section 3.24 Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         Section 3.25 Transfer or Resale. The Investor understands that (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel to the Investor (which opinion shall be reasonably satisfactory in form, substance and state that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration), (C) sold under Rule 144 or (D) sold or transferred to an affiliate of Investor; and (ii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any other securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Investor understands that any transfer of the Shares must comply with the provisions of the Shareholders Agreement.

         Section 3.26 Legends. The Investor understands that the Shares and, until such time as the Shares have been registered under the Securities Act or otherwise may be sold by the Investor under Rule 144, the certificates for the Shares, will bear a restrictive legend in substantially the following form, in addition to any legend imposed or required by the Company's organizational documents or other applicable securities laws:

                  ANY DEALING OF THE SECURITIES REPRESENTED BY THIS SHARE CERTIFICATE ARE GOVERNED BY THE

                  LAWS OF HONG KONG, THE SPECIAL ADMINISTRATIVE REGION OF THE PEOPLES' REPUBLIC OF CHINA.

                  HOWEVER, THE FOLLOWING LEGEND MAY HAVE APPLICATION IN RESPECT OF ENTITIES, HOLDING SECURITIES REPRESENTED BY THIS CERTIFICATE, WHICH ARE GOVERNED BY US SECURITIES LAWS:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT,
                  (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such security is registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably satisfactory in form, substance and scope stating that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances that such security can be sold under Rule 144. The Investor agrees to sell all securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any security and thereafter the effectiveness of a registration statement covering such security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the Investor the Company may require that the above legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Investor shall cooperate in the prompt replacement of such legend. Such legend shall be removed when such security may be sold pursuant to an effective registration statement or under Rule 144.

         Section 3.27 Public Sale. Notwithstanding anything to the contrary contained in Section 3.26 above, the Investor agrees not to make, without the prior written consent of the

Company, any public offering or sale of the Shares, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Company effects its initial registered public offering pursuant to the Securities Act, (ii) the date on which it becomes a registered company pursuant to Section 12(g) of the Exchange Act or (iii) five years after the Closing of the sale of the Shares to the Investor by the Company. Notwithstanding the foregoing, the Investor understands that under Hong Kong law the public offer or sale of the Shares may be prohibited regardless of whether or not such offer or sale is otherwise permitted by the Securities Act.

                                   ARTICLE IV

                            COVENANTS OF THE INVESTOR
                            -------------------------

         Section 4.01 New Registration Statement. (a) The Investor hereby agrees to:

                  (i) prepare and file with the Commission by the later of 20 days after the signing hereof and five days after the Closing a registration statement (the "New Registration Statement") for the purpose of registering the Consideration Shares and the shares of Investor Common Stock to be issued upon exercise of the Warrants (collectively, the "Investor Shares") for resale by the Company under the Securities Act and thereafter use its best efforts to cause such Registration Statement to become effective at the earliest possible time;

                  (ii) use its best efforts to keep such New Registration Statement continuously effective until the earlier of (A) the second anniversary of the Closing; (B) the date on which all Investor Shares have been sold pursuant to such New Registration Statement; and (C) the date on which all Investor Shares may be sold in any consecutive three-month period in accordance with Rule 144 under the Securities Act;

                  (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Investor Shares pursuant to the New Registration Statement;

                  (iv) furnish to the Company, without charge, such number of conformed copies of the New Registration Statement, and of each post-effective amendment and supplement thereto, including financial statements and schedules, and, if the Company so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the New Registration Statement, and such number of copies of the prospectus contained in the New Registration Statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Company may reasonably request;

                  (v) use its reasonable best efforts to register or qualify all securities covered by the New Registration Statement under such other securities or blue sky laws of United States jurisdictions the Company or the Existing Shareholders, as the case may be, shall reasonably request, to keep such registration or qualification in effect for so long as the New Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable the Company or the Existing Shareholders, as the case may be, to consummate the disposition in such United States jurisdictions of the Investor Shares owned by the Company or the Existing Shareholders, as the case may be, except that the Investor shall not for any such purpose be required to
(A) qualify generally to do business as a foreign corporation in any United States jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection; (B) subject itself to taxation in any such United States jurisdiction; or (C) consent to general service of process in any such United States jurisdiction;

                  (vi) use its reasonable best efforts to (A) prevent the issuance, and if issued obtain the withdrawal of, any order suspending the effectiveness of the New Registration Statement or sales thereunder at the earliest possible time and (B) cause the Investor Shares to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the Company or the Existing Shareholders, as the case may be, to consummate the disposition of all of the Investor Shares owned by it;

                  (vii) use its reasonable best efforts to: (A) make available for inspection by the Company and any attorney, accountant or other agent retained by the Company all relevant financial and other records, pertinent corporate documents and properties of the Investor and its subsidiaries, (B) cause the Investor's officers, directors and employees to supply all information reasonably requested by the Company or any such attorney, accountant or agent in connection with the New Registration Statement, in each case, as is customary for similar due diligence examinations and (C) deliver, in connection with any offering which may be deemed an underwritten offering, such documents and certificates as may be reasonably requested by the Company;

                  (viii) promptly upon learning thereof, advise the Company and the Existing Shareholders, and confirm such advice in writing if so requested by the Company or any Existing Shareholder: (A) when the New Registration Statement and any amendment thereto has been filed with the Commission and when the New Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to the New Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the New Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Investor of any notification with respect to the suspension of the qualification of the securities included in the New Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (E) after the Investor discovers that the prospectus included in the New Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and shall promptly prepare a post-effective amendment or supplement to the New Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of Investor Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and furnish to the Company and the Existing Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary;

                  (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

                  (x) provide and cause to be maintained a transfer agent and registrar for all Investor Shares covered by the New Registration Statement from and after a date not later than the effective date of the New Registration Statement; and

                  (xi) use its reasonable best efforts to have approved for listing or quotation all Investor Shares covered by such New Registration Statement on a securities exchange or automated quotation system requested by the Company or the Existing Shareholders and consented to by the Investor (which consent shall not be unreasonably withheld), and shall take any other action necessary or advisable to facilitate the disposition of all Investor Shares.

         (b) The Company and each Existing Shareholder agrees that upon receipt of any notice from the Investor of the happening of any event of the kind described in subparagraph (vii)(E) of Section 4.01(a), it will discontinue immediately its disposition of Investor Shares pursuant to the New Registration Statement until it receives copies of the supplemented or amended prospectus contemplated by such subparagraph (viii)(E) and, if so directed by the Investor, will deliver to the Investor all copies, other than permanent file copies, then in its possession of the prospectus relating to the Investor Shares current at the time of receipt of such notice.

         Section 4.02 Registration Expenses. The Investor will bear all expenses incident to the Investor's performance of or compliance with this Article IV, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all securities and blue sky compliance fees and expenses, all word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, all Investor general and administrative expenses, all Investor counsel and accountants fees and disbursements, all special audit, financial statement and reconstruction costs, all comfort letter costs, all expenses and allocations for other persons retained by the Investor, but excluding (i) discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Investor Shares and applicable transfer taxes, if any, and (ii) fees, disbursements of any counsel, accountants, investment bankers or other financial advisors or other professionals retained by the Company or any Existing Shareholder, which shall be borne by the sellers of the shares of Investor Common Stock registered under the New Registration Statement.

         Section 4.03 Indemnification. (a) The Investor shall, and hereby does, indemnify and hold harmless the Company, each Existing Shareholder, and the partners, directors and officers, and each person who controls the Company and each Existing Shareholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company, such Existing Shareholder, partner, director, officer, or controlling person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the New Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Investor will reimburse each such indemnified person for expenses reasonably incurred by it in connection with defending such loss, claim, damage, liability, action or proceeding; provided that the Investor shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Investor in a New Registration Statement in reliance upon written information furnished to the Investor by such person; and provided further that the Investor shall not be liable to and does not indemnify any underwriter or person deemed to be an underwriter in the offering or sale of shares of Investor Common Stock, or any person who controls an underwriter or person deemed an underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Investor Common Stock to such person, if such statement or omission was corrected in such final prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Investor Common Stock by the seller thereof.

         (b) The Company shall, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in (a) of this Section 4.03) the Investor, its directors, its officers, and each other person who controls the Investor within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from a New Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Investor specifically stating that it is for use in the preparation of the New Registration Statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Investor, its directors, officers or controlling persons, and shall survive the transfer of Investor Common Stock by the seller thereof.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in subsection (a) or (b) of this Section 4.03, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.03, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. If any such claim or action shall be brought against an indemnified party, and its shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4.03 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnifying party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Company, if the indemnified parties under this Section 4.03 consist of the Company or any Existing Shareholder or any of their respective controlling persons, or by the Investor, if the indemnified parties under this Section 4.03 consist of the Investor or any of the Investor's officers, directors or controlling persons. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld). Each indemnified party, as a condition of the indemnity agreements contained in Section 4.03 shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Section 4.03 shall be deemed to include, for purposes of this Section 4.03, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Section 4.04 Amendment and Waiver. The provisions of this Article IV may be amended by the written consent of the Investor and the holders of record of a majority of the then outstanding Investor Shares. For purposes of this
Section 4.04, holders of record of Warrants shall be deemed to be holders of record of the number of shares of Investor Common Stock for which such Warrants are then exercisable.

         Section 4.05 Reconveyance of Company Property Listings. The Company shall, upon the Investor's request, reconvey any of the Company's property listings to the Investor for display by the Investor on any Website owned or operated by Investor or any affiliate of Investor that is not specifically targeted at the Territory (as such term is defined in the Licensing Agreement). In connection therewith, the Company shall reconvey and assign, on a nonexclusive basis, any and all rights associated with any such property listings to the Investor. The parties hereto agree that the display of the Company's property listings on the Investor Websites contemplated by this
Section 4.05 shall not be deemed to be a violation of any noncompetition agreement between the Company and the Investor, including, without limitation,

Clause 12.2(a) of the Shareholders Agreement. Notwithstanding the foregoing, the Investor shall, upon the receipt of written notice from the Company at any time revoking such reconveyance and related rights, retract all listings from all Websites owned and operated by Investor or any affiliate of Investor within 90 days thereof.

                                    ARTICLE V

                 CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING
                 -----------------------------------------------

         The obligations of the Investor under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless the Investor consents in writing thereto:

         Section 5.01 Board of Directors. Effective as of the Closing, subject to certain conditions of minimum shareholdings of the Investor as set forth in the Shareholders Agreement, the directors of the Company shall be Johnson Chen, Liu Wai Fun Jennifer, Fok Chun Yue Benjamin, Liu Tong Rita, Gregory Costley and Bradley Rotter.

         Section 5.02 Opinion of Company Counsel. The Investor shall have received from Kenneth C.C. Man & Co., special Hong Kong counsel for the Company, an opinion, dated the date of the Closing, substantially in the form of Exhibit D hereto.

         Section 5.03 Shareholders Agreement. The Company, the Existing Shareholders and the Investor shall have entered into the Shareholders Agreement.

         Section 5.04 Licensing Agreement. The Investor and the Company shall have entered into the Licensing Agreement.


                                   ARTICLE VI

               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING
               --------------------------------------------------

         The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

         Section 6.01 Opinion of Investor's Counsel. The Company and the Existing Shareholders shall have received from Jenkins & Carter, Investor's counsel, an opinion, dated the date of the Closing, substantially in the form of Exhibit E hereto.

         Section 6.02 Shareholders Agreement. The Investor, the Existing Shareholders and the Company shall have entered into the Shareholders Agreement.

         Section 6.03 Licensing Agreement. The Investor and the Company shall have entered into the Licensing Agreement.

         Section 6.04 Warrants.
                      --------

         The Investor shall have executed and delivered the Warrants to the Existing Shareholders.

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.01 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         Section 7.02 Survival. The warranties, representations, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         Section 7.03 Successors and Assigns; Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares or Consideration Shares sold hereunder or any Investor Common Stock issued upon conversion of the Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and the rights and obligations herein may not be assigned by the Investor and the Existing Shareholders without the written consent of all the other parties hereto except to a parent corporation; provided, however, that, subject to any transfer restrictions otherwise applicable to any Investor Shares, the Company's and Existing Shareholders' rights under Article IV may be transferred or assigned by the Company or an Existing Shareholder to any transferee of all or any portion of the Investor Shares of the Company or such Existing Shareholder, as the case may be, if: (i) the transfer to such transferee is permitted under the Securities Act and applicable state securities law or exemption therefrom;
(ii) the aggregate amount of Investor Shares that will be held by the transferee after giving effect to such transfer is not less than, in the case of a transfer of Consideration Shares, 20% of the number of Consideration Shares outstanding after giving effect to the transactions contemplated by this Agreement and in the case of shares of Investor Common Stock underlying Warrants, 100,000 shares;
(iii) the Company or the Existing Shareholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Investor after such assignment; (iv) the Investor is furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such rights are being transferred or assigned; (v) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (vi) the transferee or assignee agrees in writing for the benefit of the Investor to be bound by all of the provisions contained herein; and (vii) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

         Section 7.04 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York. All parties hereto hereby submit to the exclusive jurisdiction of the Federal or state courts in The City of New York, State of New York, over any matters arising out of this Agreement or to any matters appertaining thereto.

         Section 7.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.06 Titles and subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 7.07 Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by an internationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on Schedule 4 hereto, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

         Section 7.08 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

         The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

         The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

         Section 7.09 Expenses. Subject to the provisions of Section 4.02, each party shall be responsible for the costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

         Section 7.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement and the Ancillary Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         Section 7.11 Amendments and Waivers. Subject to Section 4.04, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

         Section 7.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             the property portal! Limited


                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             HomeSeekers.com, Incorporated

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             Cyber Exposures Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             Denwell Enterprises Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             Galaxy Luck Enterprises Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                  [Signature page to Stock Purchase Agreement]

                                             Wired Technology Consultants Group
                                             Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             Unicrown Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                                             Newsino Limited

                                             By /s/
                                               ---------------------------------
                                                Name:
                                                Title:


                  [Signature page to Stock Purchase Agreement]